Exhibit 2.01
Resource Extraction Payment Report
Project-level disclosure
The table below sets forth our payments made to Governments for the fiscal year ended December 31, 2024, by project and type of payment.

	For the year ended December 31, 2024 ( US $ million) (1)(2)
	Taxes (3)	Royalties (4)	Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Argentina	73.37	216.55	6.81	—	—	—	—	10.98	307.71
Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (5)	73.37	—	0.89	—	—	—	—	10.98	85.24
25 de Mayo-Medanito	—	6.38	0.22	—	—	—	—	—	6.60
Entre Lomas Río Negro	—	8.92	—	—	—	—	—	—	8.92
Entre Lomas Neuquén	—	2.89	—	—	—	—	—	—	2.89
Jarilla Quemada	—	—	—	—	—	—	—	—	—
Charco del Palenque	—	1.16	—	—	—	—	—	—	1.16
Jagüel de los Machos	—	6.79	—	—	—	—	—	—	6.79
Bajada del Palo Oeste	—	133.41	4.28	—	—	—	—	—	137.69
Bajada del Palo Este	—	41.84	0.83	—	—	—	—	—	42.67
Águila Mora	—	2.29	0.05	—	—	—	—	—	2.34
Aguada Federal	—	12.49	0.48	—	—	—	—	—	12.98
Bandurria Norte	—	—	—	—	—	—	—	—	—
Coirón Amargo Norte	—	0.25	0.06	—	—	—	—	—	0.31
Acambuco	—	0.13	—	—	—	—	—	—	0.13
Mexico	—	7.88	—	—	—	—	—	3.00	10.88
Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (6)	—	—	—	—	—	—	—	3.00	3.00
CS-01	—	7.88	—	—	—	—	—	—	7.88
Total	73.37	224.43	6.81	—	—	—	—	13.98	318.59

(1)
Certain monetary amounts and other figures included in this report have been subject to rounding adjustments. Any discrepancies in any tables between the totals and the sums of the amounts are due to rounding.

(2)
All payments are reported in U.S. dollars. Payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rate applicable on or about the date of payment.

(3)
Reported taxes do not include taxes levied on consumption, such as value added taxes, personal income taxes, or sales taxes (including, for the avoidance of doubt, the Argentine Provincial tax ingresos brutos
).

(4)
Vista pays royalties to the provincial governments of Argentina related to the Transferred Conventional Assets. As per the Conventional Assets Transaction Agreement, Aconcagua then repays 100% of these amounts to Vista.

(5)
During the fiscal year 2024, we paid to the Argentine Federal Government the following taxes at an entity level rather than on a per-project
basis: (i) Federal income taxes of US$4.64 million, as we file a consolidated income tax return in Argentina, which includes all Argentine entities relating to our projects in Argentina; (ii) Export duties of US$64.37 million, and (iii) Dividends withholding tax of US$4.36 million. Additionally, during the fiscal year 2024, we made social responsibility payments to the Argentine Federal Government related to salaries from employees that are not assigned to a particular project.

(6)	During the fiscal year 2024, Vista made social responsibility payments to the Mexican Government related to salaries from employees that are not assigned to a particular project.

Government-level disclosure
The table below sets forth our payments made to Governments for the fiscal year ended December 31, 2024, by government and type of payment.

	For the year ended December 31, 2024 (US$ million) (1)(2)
	Taxes (3)	Royalties (4)		Fees	Production Entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments	Total
Argentina	73.37	216.55	(4)	6.81	—	—	—	—	10.98	307.71

Federal	73.37	—		—					10.98	84.35
Neuquén Province	—	193.17		6.60					—	199.77
Rio Negro Province	—	23.25		0.21					—	23.46
Salta Province	—	0.13		—					—	0.13

Mexico	—	7.88		—	—	—	—	—	3.00	10.88

Federal		7.88								7.88
City of Mexico									3.00	3.00

Total	73.37	224.43		6.81	—	—	—	—	13.98	318.59

(1)
Certain monetary amounts and other figures included in this report have been subject to rounding adjustments. Any discrepancies in any tables between the totals and the sums of the amounts are due to rounding.

(2)
All payments are reported in U.S. dollars. Payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rate applicable on or about the date of payment.

(3)
Reported taxes do not include taxes levied on consumption, such as value added taxes, personal income taxes, or sales taxes (including, for the avoidance of doubt, the Argentine Provincial tax ingresos brutos
).

(4)
Vista pays royalties to the provincial governments of Argentina related to the Transferred Conventional Assets. As per the Conventional Assets Transaction Agreement, Aconcagua then repays 100% of these amounts to Vista.

Payment details disclosure
The table below provides the details of payments made to Governments for the fiscal year ended December 31, 2024.

For the year ended December 31, 2024
Subnational Jurisdiction	Government	Business segment	Project		Resource		Extraction Method	Amount (US$ million) (1)(2)(3(4)
Argentina								307.71

Argentine Federal Government	Argentine Federal Government	N/A	Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (5)		N/A		N/A	84.35
Neuquén Province	Government of Neuquén	Exploration and production	Aguada Federal		Oil/natural gas/LPG		Well	12.98
Neuquén Province	Government of Neuquén	Exploration and production	Entre Lomas Neuquén		Oil/natural gas/LPG		Well	2.89
Neuquén Province	Government of Neuquén	Exploration and production	Bajada del Palo Oeste		Oil/natural gas/LPG		Well	137.69
Neuquén Province	Government of Neuquén	Exploration and production	Bajada del Palo Este		Oil/natural gas/LPG		Well	42.67
Neuquén Province	Government of Neuquén	Exploration and production	Coirón Amargo Norte		Oil/natural gas/LPG		Well	0.31
Neuquén Province	Government of Neuquén	Exploration and production	Águila Mora		Oil/natural gas/LPG		Well	2.34
Neuquén Province	Government of Neuquén	Exploration and production	Bandurria Norte		Oil/natural gas/LPG		Well	—
Neuquén Province	Government of Neuquén	—	Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (6)		—		—	0.89
Rio Negro Province	Government of Rio Negro	Exploration and production	Entre Lomas Río Negro		Oil/natural gas/LPG		Well	8.91
Rio Negro Province	Government of Rio Negro	Exploration and production	Jarilla Quemada		Oil/natural gas/LPG		Well	—
Rio Negro Province	Government of Rio Negro	Exploration and production	Charco del Palenque		Oil/natural gas/LPG		Well	1.16
Rio Negro Province	Government of Rio Negro	Exploration and production	Jagüel de los Machos		Oil/natural gas/LPG		Well	6.79
Rio Negro Province	Government of Rio Negro	Exploration and production	25 de Mayo-Medanito		Oil/natural gas/LPG		Well	6.60
Rio Negro Province	Government of Rio Negro	—	Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (6)		—		—	—
Salta Province	Government of Salta	Exploration and production	Acambuco		Oil/natural gas/LPG		Well	0.13

México								10.88

Mexican Federal Government	Mexican Federal Government	N/A	CS-01	N/A		N/A		7.88

Mexico City	Government of Mexico City	—	Vista Energy, S.A.B. de C.V. and/or subsidiares – Entity Level (7)		—		—	3.00

Total								318.59

(1)
Certain monetary amounts and other figures included in this report have been subject to rounding adjustments. Any discrepancies in any tables between the totals and the sums of the amounts are due to rounding.

(2)
All payments are reported in U.S. dollars. Payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rate applicable on or about the date of payment.

(3)
Vista pays royalties to the provincial governments of Argentina related to the Transferred Conventional Assets. As per the Conventional Assets Transaction Agreement, Aconcagua then repays these amounts to Vista.

(4)
Reported taxes do not include taxes levied on consumption, such as value added taxes, personal income taxes, or sales taxes (including, for the avoidance of doubt, the Argentine Provincial tax ingresos brutos
).

(5)
During the fiscal year 2024, we paid to the Argentine Federal Government the following taxes at an entity level rather than on a per-project
basis: (i) Federal income taxes of US$4.64 million, as we file a consolidated income tax return in Argentina, which includes all Argentine entities relating to our projects in Argentina; (ii) Export duties of US$64.37 million, and (iii) Dividends withholding tax of US$4.36 million. Additionally, during the fiscal year 2024, we made social responsibility payments to the Argentine Federal Government related to salaries from employees that are not assigned to a particular project.

(6)	During the fiscal year 2024, we paid a fee to the Provinces of Neuquén, which was not assigned to a particular project.
(7)	During the fiscal year 2024, Vista made social responsibility payments to the Mexican Government related to salaries from employees that are not assigned to a particular project.